Exhibit 34.1

[KPMG LOGO]

KPMG LLP
303 East Wacker Drive
Chicago. IL 60801-5212
Report of Independent Registered Public Accounting
Firm

The Board of Directors
The Trust & Securities Services department of Deutsche
Bank National Trust Company and Deutsche Bank Trust
Company Americas:

We have examined management's assertion, included in
the accompanying Appendix I, that the Trust &
Securities Services department of Deutsche Bank
National Trust Company and Deutsche Bank Trust
Company Americas (collectively the "Company")
complied with the servicing criteria set forth in Item
1122(d) of the Securities and Exchange Commission's
Regulation AB for publicly-issued (i.e., transaction-level
reporting required under the Securities Exchange Act of
1934, as amended) residential mortgage-backed
securities and other asset-backed securities issued on or
after January 1, 2006, for which the Company provides
trustee, securities administration or paying agent
services, excluding any publicly issued transactions,
sponsored or issued by any government sponsored entity
(the Platform), except for servicing criteria
1122(d)(2)(iii), 1122(d)(4)(iv), 1122(d)(4)(v),
1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),
1122(d)(4)(ix), 1122(d)(4)(x), I 122(d)(4)(xi),
1122(d)(4)(xii), 1122(d)(4)(xiii) and 1122(d)(4)(xiv),
which the Company has determined are not applicable to
the activities it performs with respect to the Platform, as
of and for the twelve months ended December 31,2006.
Management is responsible for the Company's
compliance with those servicing criteria. Our
responsibility is to express an opinion on management's
assertion about the Company's compliance based on our
examination.

Our examination was conducted in accordance with the
standards of the Public Company Accounting Oversight
Board (United States) and, accordingly, included
examining, on a test basis, evidence about the
Company's compliance with the servicing criteria
specified above and performing such other procedures as
we considered necessary in the circumstances. Our
examination included testing of less than all of the
individual asset-backed transactions and securities that
comprise the Platform, testing of less than all of the
servicing activities related to the Platform, and
determining whether the Company processed those
selected transactions and performed those selected
activities in compliance with the servicing criteria.
Furthermore, our procedures were limited to the selected
transactions and servicing activities performed by the
Company during the period covered by this report. Our
procedures were not designed to determine whether
errors may have occurred either prior to or subsequent to
our tests that may have affected the balances or amounts
calculated or reported by the Company during the period
covered by this report for the selected transactions or
any other transactions. We believe that our examination
provides a reasonable basis for our opinion. Our
examination does not provide a legal determination on
the Company's compliance with the servicing criteria.

As described in management's assertion included in the
accompanying Appendix I, for servicing criteria 1122
(d)(2)(i), 1122 (d)(4)(i) and 1122(d)(4)(ii), the Company
has engaged various vendors to perform the activities
required by these servicing criteria. The Company has
determined that these vendors are not considered a
"servicer" as defined in Item 1101(j) of Regulation AB,
and the Company has elected to take responsibility for
assessing compliance with the servicing criteria
applicable to each vendor as permitted by Interpretation
17.06 of the SEC
KPMG LLP, a U.S. limited liability partnership, is the
U.S.
member firm of KPMG International, a Swiss
cooperative.
Division of Corporation Finance Manual of Publicly
Available Telephone Interpretations (`Interpretation
17.06"). As permitted by Interpretation 17.06, the
Company has asserted that it has policies and procedures
in place designed to provide reasonable assurance that
the vendors' activities comply in all material respects
with the servicing criteria applicable to each vendor. The
Company is solely responsible for determining that it
meets the SEC requirements to apply Interpretation
17.06 for the vendors and related criteria as described in
its assertion, and we performed no procedures with
respect to the Company's eligibility to apply
Interpretation 17.06.

In our opinion, management's assertion that the
Company complied with the aforementioned servicing
criteria1 including servicing criteria 1122 (d)(2)(i), 1122
(d)(4)(i) and 1122(d)(4)(ii) for which compliance is
determined based on Interpretation 17.06 as described
above, as of and for the twelve months ended December
31, 2006 is fairly stated, in all material respects.
/s/ KPMG LLP

Chicago, Illinois
February 28, 2007
Exhibit 34.2
Ernst & Young Logo
Ernst & Young LLP
220 South Sixth Street, Ste. 1400
Minneapolis, MN 55402-4509
Phone: (612) 343-1000
www.ey.com
0703-0810451 A Member Practice of Ernst & Young Global
Report of Independent Registered Public Accounting Firm
We have exa mined management's assertion, included in the accompanying Report on
Assessment of Compliance with SEC Regulation AB Servicing Criteria, that U.S. Bank
National Association (the Company) complied with the servicing criteria set forth in
Item 1122 (d) of the Securities and Exchange Commission's Regulation AB for
the Corporate Trust Asset Backed Securities platform (the Platform) as of and for the year ended December 31, 2006, except for criteria 1122 (d)(1)(iii), 1122 (d)(4)(i),
1122 (d)(4)(ii), and 1122 (d)(4)(iv) through 1122 (d)(4)(xiv), which the Company has determined are not applicable to the activities performed by them with respect to the servicing platform covered by this report. Management is responsible for the Company's compliance with those servicing criteria. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances . Our examination included testing of less than all of the individual asset backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the
Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006, for the Corporate Trust Asset Backed Securities platform is fairly stated, in all material respects.
/s/ Ernst & Young LLP
February 26, 2007
Exhibit 34.3
[KPMG logo]

KPMG LLP
2500 Ruan Center
666 Grand Avenue
Des Moines, IA 50309

Report of Independent Registered Public Accounting Firm

The Board of Directors
Wells Fargo Bank, N.A. :

We have examined Wells Fargo Bank, N.A.'s (the Company) compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's Regulation AB for its primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage division, other than the servicing of such loans for Freddie Mac, Fannie Mae, Ginnie Mae, state and local government bond programs, or a Federal Home Loan Bank (the Platform), except for servicing criteria 1122(d)(1)(iii) and
1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2006. Management is responsible for the
Company's compliance with those servicing criteria. Our responsibility is to express an opinion on the
Company's compliance based on our examination.

Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

Our examination disclosed the following instances of material noncomp liance with certain servicing criteria applicable to the Company during the year ended December 31, 2006:

1. 1122(d)(3)(i) - Delinquency Reporting -- The Company provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned. Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided

2. 1122(d)(4)(vii) - Notification of Intent to Foreclose -- The Company, as required by certain servicing agreements, did not provide investors with prior notification of intent to foreclose.

As described in the accompanying 2006 Certification Regarding Compliance with Applicable Servicing
Criteria, for servicing criteria 1122(d)(2)(i), 1122(d)(2)(vi), 1122(d)(4)(iv), 1122(d)(4)(xi), and
1122(d)(4)(xiii), the Company has engaged various vendors to perform the activities required by these servicing criteria. The Company has determined that these vendors are not considered "servicers" as defined in Item 1101(j) of Regulation AB, and the Company has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the
SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations
("Interpretation 17.06"), with the exception of those vendors who have provided their own reports on assessment of compliance with servicing criteria to the Company, for which the Company does not take such responsibility. As permitted by Interpretation 17.06, the Company has asserted that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. The Company is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria as described in its assertion, and we performed no procedures with respect to the Company's eligibility to apply Interpretation 17.06.

In our opinion, except for the instances of material noncompliance described above, the Company complied, in all material respects, with the aforementioned servicing criteria as of and for the year ended
December 31, 2006.

/s/ KPMG LLP

Des Moines, Iowa
March 1, 2007
Exhibit 34.4
KPMG
KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499
Report of Independent Registered Public Accounting Firm
The Board of Members
Regulus Group LLC:
We have examined management's assessment for those customers that management has informed us have requested confirmation of compliance, included in the accompanying Report on Assessment of Compliance with Regulation AB Servicing Criteria, that Regulus Group LLC complied with the servicing criteria set forth in Item I122(d)(2)(i) and 1122(d)(4)(iv) of the Securities and Exchange Commission's Regulation AB
for remittance processing services to those issuers of asset backed securities and servicers of loan and/or receivables portfolios that include pool assets for asset backed securities transactions (the Platform) as of and for the year ended December 31, 2006. Regulus Group LLC has determined that the remainder of the servicing criteria are not applicable to the activities it performs with respect to the Platform as of and for the year ended December 31, 2006. Management is responsible for the Company's compliance with those servicing criteria, Our responsibility is to express an opinion on management's assessment about the
Company's compliance based on our examination.
Our examination was conducted in accordance with the standards of the Public Company Accounting
Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the
Company's compliance with the servicing criteria specified above and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the individual asset-backed transactions and securities that comprise the Platform, testing of less than all of the servicing activities related to the Platform, and determining whether the Company processed those selected transactions and performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the selected transactions and servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the selected transactions or any other transactions. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.
In our opinion, management's assessment that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006 is fairly stated, in all material respects.
Philadelphia, PA
February 22, 2007
KPMG L LP. a U S limited liability partnership, is the US
member firm of K PMG International, a Swiss cooperative
Exhibit 34.5

[Ernst & Young logo]
Ernst &Young LLP Phone: (404) 874-8300
Suite 2800 wvw.eycom
600 Peachtree Street
Atlanta, Georgia 30308-22I5
Report of Independent Registered Public Accounting Firm
We have examined management's assertion, included in the accompanying Report on
Assessment of Compliance with Securities and Exchange Commission's Regulation AB
Servicing Criteria, that ZC Sterling Insurance Agency, Inc. (the Company) complied with certain servicing criteria set forth in Item 1122 (d) of the Securities and Exchange
Commission's Regulation AB for the ZC Sterling Integrated Product Solution (ZIPS)
hazard insurance outsourcing Platform (Platform) as of and for the year ended December
31, 2006. The Company has determined that only certain servicing criteria 1122 (d) 1(iv),
1122 (d) 2(vi), 1122 (d) 4(xi), 1122 (d) 4(xii), and 1122 (d) 4(xiii) are applicable to the activities performed by them with respect to the Platform covered by this report. The
Company has determined that the remaining servicing criteria set forth in Item 1122 (d)
of the Securities and Exchange Commission's Regulation AB are not applicable to the activities performed by them with respect to the Platform covered by this report. See
Appendix A of management's assertion for the Platform covered by this report.
Management is responsible for the Company's compliance with those servicing criteria.
Our responsibility is to express an opinion on management's assertion about the
Company's compliance with the servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company
Accounting Oversight Board (United States) and, accordingly, included examining, on a test basis, evidence about the Company's compliance with the applicable servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included testing of less than all of the servicing activities related to the Platform, and determining whether the Company performed those selected activities in compliance with the servicing criteria. Furthermore, our procedures were limited to the servicing activities performed by the Company during the period covered by this report. Our procedures were not designed to determine whether errors may have occurred either prior to or subsequent to our tests that may have affected the balances or amounts calculated or reported by the Company during the period covered by this report for the Platform. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing criteria.

In our opinion, management's assertion that the Company complied with the aforementioned servicing criteria as of and for the year ended December 31, 2006 for the
ZIPS Platform is fairly stated, in all material respects.
Ernst & Young LLP
February 20, 2007
A Member Practice of Ernst &Young Global